Exhibit 99.1

Accentia Biopharmaceuticals To Raise $ 8.2M in Equity Financing

Tampa, Florida — May 16, 2006 — Accentia Biopharmaceuticals, Inc. (NASDAQ: ABPI), on May 15, 2006, entered into definitive purchase agreements in a private placement of its common stock and warrants led by institutional investors totaling $8,235,000. The placement was priced at $5.00 per share and resulted in the issuance of 1,647,000 shares of common stock and warrants to purchase an additional 823,500 shares of common stock at an exercise price of $6.59 per share. Accentia was represented by Susquehanna Financial Group, LLLP and Rodman & Renshaw, LLC. The investors received registration rights.

Additionally, on May 15, 2006, Accentia converted $3.2 million of existing indebtedness and related interest owed to Hopkins Capital Group II, LLC in a non-cash transaction by issuing unregistered shares of common stock at a price of $8.00 per share.

“We are pleased to announce the completion of this financing. As we prepare to commercialize our first patent-protected respiratory product, MD Turbo™, later this month and commence the Phase 3 trials on SinuNase this summer, we needed to balance the liquidity demands of these investments in our near and intermediate-term future against multiple considerations including the cost of capital, dilution, and appreciation potential of product rights and marketable securities held by the company,” said Frank E. O’Donnell, Jr. MD, Chairman and Chief Executive Officer of Accentia Biopharmaceuticals.

The securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended. The securities have not been registered under the Securities Act or any state securities laws and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. In connection with the financing, Accentia Biopharmaceuticals has agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares purchased and shares issuable upon exercise of the warrants. This press release does not and will not constitute an offer to sell or the solicitation of an offer to buy shares or warrants.

About Accentia Biopharmaceuticals, Inc.

Accentia Biopharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of late-stage clinical products in the therapeutic areas of respiratory disease and oncology. Two of these products are SinuNase and BiovaxID. The Company’s SinuNase product, in development to treat chronic sinusitis (rhinosinusitis), is a novel application and formulation of a known anti-fungal licensed from the Mayo Foundation for Medical Education and Research. BiovaxID is a patient-specific anti-cancer vaccine focusing on the treatment of follicular non-Hodgkin’s lymphoma. BiovaxID, which is being developed by Accentia’s subsidiary Biovest International, Inc., is currently in a Phase 3 clinical trial. In addition, Accentia’s growing specialty pharmaceutical business, TEAMM Pharmaceuticals, has a portfolio of currently marketed products plus a pipeline of additional products under development by third parties. For further information, please visit our web site: www.accentia.net.

Forward-Looking Statements

Statements in this release that are not strictly historical in nature constitute “forward-looking statements.” Such statements include statements relating to financing, use of proceeds, capital resources, assets, SinuNase, MD Turbo, products, product candidates, product development programs, the FDA or clinical trial process including the commencement, process or completion of clinical trials or the regulatory process. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results of Accentia to be materially different from historical results or from any results expressed or implied by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties related to the progress, timing, cost, and results of clinical trials and product development programs; difficulties or delays in obtaining regulatory approval for product candidates; competition from other pharmaceutical or biotechnology companies; and the additional risks discussed in filings with the Securities and Exchange Commission. All forward looking statements are qualified in their entirety by this cautionary statement, and Accentia undertakes no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contact:

Accentia Biopharmaceuticals, Inc., Tampa, FL

Sherran Brewer, 1-866-481-9020

sbrewer@accentia.net

or

The Investor Relations Group, New York, NY

Investors:

Adam Holdsworth, 1-212-825-3210

aholdsworth@investorrelationsgroup.com

or

Public Relations:

Lynn Granito or Kevin Murphy, 1-212-825-3210

lgranito@investorrelationsgroup.com